UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 4, 2011 (March 1, 2011)

Date of Report (Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

0-17187

Commission File Number

California

94-2893789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1375 Geneva Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip Code)

(408) 542-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Companies listed on the Nasdaq Capital Market are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing, per Listing Rule 5550(b)(1). A company that does not meet this requirement may still qualify for continued listing if their shares have a market value of $35 million or net income from continuing operations of $500,000. As the Form 10-K for LOGIC Devices Incorporated’s fiscal year ended September 30, 2010 reported stockholders’ equity of $2,479,300 and it do not meet the alternatives, Nasdaq sent written notification of non-compliance with their continued listing requirements on December 31, 2010.

The Company submitted a four-tiered plan to regain compliance and continued listing by the required date of February 18, 2011. However, on March 1, 2011, Nasdaq notified the Company that after reviewing the plan, it had denied the Company’s request for continued listing on the Nasdaq Capital Market.

The Company may appeal this determination to the Panel, pursuant to procedures set forth in the Nasdaq Listing Rule 5800 Series. If the Company does not appeal the determination, trading of its stock on the Nasdaq Capital Market will be suspended at the opening of business on March 10, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq Capital Market. At that time, the Company’s securities would begin trading on the OTC Market (OTCQB) under the same ticker symbol of LOGC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIC Devices Incorporated (Registrant)

Date: March 4, 2011	By: /s/ Kimiko Milheim Kimiko Milheim Chief Financial Officer and Corporate Secretary